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                                                                    EXHIBIT 15.1


Stockholders and
Board of Directors
IMCO Recycling Inc.


We are aware of the incorporation by reference in the Registration Statements (Form S-8 No. 33-26641, Form S-8 No. 33-34745, Form S-8 Nos. 33-76780,
333-00075, and 333-71339, Form S-8 Nos. 333-07091 and 333-71335, and Form S-8
No. 333-81949) pertaining to the Nonqualified Stock Option Plan of IMCO Recycling Inc., the IMCO Recycling Inc. Amended and Restated Stock Option Plan, the IMCO Recycling Inc. 1992 Stock Option Plan, the IMCO Recycling Inc. Anual Incentive Program and the IMCO Recycling Inc. Employee Stock Purchase Plan, respectively, of our report dated May 11, 2000 relating to the unaudited consolidated interim financial statements of IMCO Recycling Inc. which are included in its Form 10Q for the quarter ended March 31, 2000.

Pursuant to Rule 436(c) of the Securities Act of 1933, our report is not a part of the registration statements prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.



                                                /s/ ERNST & YOUNG LLP




Dallas, Texas
May 12, 2000